Exhibit 99.1

NEWS RELEASE

Media Contact:
Nancy Farrar
Farrar Public Relations
817/937-1557

Investor Contact:
James Perry
Trinity Industries, Inc.
214/589-8412

FOR IMMEDIATE RELEASE

Trinity Industries Elects New Board Member

DALLAS – August 9, 2005 – Trinity Industries, Inc. (NYSE:TRN), today announced the election of Ron W. Haddock, Chairman and CEO of Prisma Energy International Inc. of Houston, to its Board of Directors, effective immediately. The Board’s action expands Trinity’s Board of Directors from eight to nine members.

“We are pleased to welcome Ron Haddock to the Board,” said Timothy R. Wallace, Trinity Industries’ Chairman, President and CEO. “Ron Haddock has led several multinational companies. His extensive business and board experience, as well as his leadership skills, will be of great benefit to Trinity.”

Haddock has long been a leader in the energy industry. He served in a variety of positions at Exxon Corporation from 1963-1986, including Executive Assistant to the Chairman and Vice President and Director of Esso Eastern, Inc. He joined American Petrofina, Inc., now Total Petrochemicals USA Inc., as Executive Vice President and Chief Operating Officer in 1986 and was named President and CEO in 1988. He became Chairman and CEO of Prisma Energy International in 2004. Prisma’s three business segments, natural gas, power distribution and power generation, provide services on four continents.

About Trinity Industries, Inc.

Trinity Industries, Inc., with headquarters in Dallas, Texas is one of the nation’s leading diversified industrial companies. Trinity reports five principal business segments: the Rail Group, the Railcar Leasing and Management Services Group, the Inland Barge Group, the Construction Products Group and the Industrial Products Group. For more information visit http://www.trin.net.

Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity’s estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements. Trinity uses the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” and similar expressions to identify these forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience of our present expectations. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward looking statements, see “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the most recent fiscal year.